EXHIBIT 99.1

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CONTACT:  Corporate Communications
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Delta and Northwest Merge, Creating Premier Global Airline

Customers can expect ‘business as usual’ with no immediate changes in operations

ATLANTA, Oct. 29, 2008 – Delta Air Lines, Inc. (NYSE: DAL) and Northwest Airlines, Inc. today merged, creating a premier global airline with service to nearly all of the world’s major travel markets.

The new airline, called Delta and headquartered in Atlanta, will begin its first day as a combined company with a commitment to delivering excellent service to customers in 66 countries and more than 375 worldwide cities – more than any other airline; with a dedicated base of approximately 75,000 worldwide employees; and with a best-in-class cost structure and strong liquidity balance that better positions the company to adapt to the weakening global economy.

“The airline industry faces a very difficult economic environment around the world and this merger gives Delta increased flexibility to adapt to the economic challenges ahead,” said Delta CEO Richard Anderson.  “With much of the work to bring our airlines together well under way, the new Delta will be at the front of the pack in achieving the benefits of consolidation and is well positioned to navigate the tough waters ahead in a difficult economy.”

With the completion of the merger, Northwest Airlines is now a wholly owned subsidiary of Delta.  Customers should continue to check-in and do business directly with the airline operating their flight just as they did before the merger. Delta will continue operation of the airlines’ separate Web sites, www.delta.com and www.nwa.com, as well as the two airlines’ reservations systems and loyalty programs.

The companies will be integrated through a thoughtful process with customer benefits rolled out over the next 12-24 months, including:

•                 The addition of Delta’s code to nearly all of the Northwest system by the end of 2008, creating thousands of additional connecting opportunities.

•                 Immediate complimentary upgrade reciprocity for elite members of both airlines’ loyalty programs, with airport lounge reciprocity continuing as usual.

•                 The launch of a fully consolidated worldwide flight schedule in advance of summer 2009;

•                 The introduction of elements of Delta’s brand throughout the Northwest system beginning in spring 2009, including Delta’s popular Richard Tyler designer uniforms, Delta’s livery, “signature cocktails,” enhanced in-flight entertainment and other onboard amenities.

•                 The consolidation of the Delta and Northwest loyalty programs, ultimately including the ability to combine miles from SkyMiles and WorldPerks accounts at a one-to-one ratio.

•                 The full integration of Delta and Northwest Web sites, kiosks, and customer-facing technology to ensure a consistent worldwide travel experience.

Delta has already invested significant resources to ensure a seamless transition for customers, including receiving clearance from the Federal Aviation Administration (FAA) of the airline’s plan to achieve a Single Operating Certificate over the next 14-16 months; adding extra staffing and technology at check-in counters and kiosks to provide added customer assistance beginning today; and posting complete merger information at www.delta.com and www.nwa.com to provide customers added assistance.

Employees share in success of combined company with equity stake, platform for future growth

As a result of the merger, employees will share in the success of the new company through an expanded ownership share in the combined company.  In the coming days, Delta will distribute an equity stake to substantially all U.S.-based employees with international employees participating through cash payments in lieu of stock.

“Ensuring our employees are able to share in the benefits of the merger from the beginning is a prime example of the Delta Difference,” Anderson said. “By sharing ownership with Delta’s people, we are not only recognizing the critical role employees will play in successfully integrating two customer-focused companies, we are also making good on a longstanding commitment that our employees will share in the success of the company.”

Delta also has completed other key steps to ensure that employees benefit from the merger and are protected as the two companies’ workforces are combined.  Specifically, Delta:

•                 Completed an unprecedented agreement with the Delta and Northwest units of the Air Line Pilots Association, Intl. (ALPA) on a joint contract that unifies both pilot groups under one pilot working agreement effective tomorrow.  Additionally, the two pilot groups have agreed to a collaborative process that will achieve a combined seniority list;

•                 Committed that no frontline employees will be involuntarily furloughed as a result of the merger and that no hubs will be closed; and

•                 Implemented a seniority protection policy that ensures that frontline employees of both airlines will be provided seniority protection through a fair-and-equitable process.

Financial footing strengthened, providing increased flexibility to adapt to challenging global economic conditions

The closing of the Delta-Northwest merger brings together two of the industry’s most financially secure airlines to produce a best-in-class cost structure and an industry-leading balance sheet.  The transaction is expected to generate $2 billion or more in annual revenue and cost synergies from more effective aircraft utilization, a more comprehensive and diversified route system, and cost synergies from reduced overhead and improved operational efficiency. The company expects to incur one-time cash costs not exceeding $600 million to integrate the two airlines.

As approved by both companies’ stockholders earlier this year, Northwest stockholders will receive 1.25 Delta shares for each Northwest share they own.  Based on Delta’s closing stock price on Oct. 29, 2008, this exchange ratio is the equivalent of $9.99 per Northwest common share.

“In today’s economic climate, this merger makes even more sense because we can capture $2 billion in annual synergies and build the foundation for profitable growth through improved revenues, a best-in-class cost structure and a strong liquidity position,” said Edward Bastian, Delta’s president and chief financial officer, and the new CEO and president of NWA. “As we have proven, this is a different type of merger for the industry thanks to the complementary nature of the two airlines and the caliber of the people who will make this the most successful merger in airline history,” Bastian continued.

Delta closed the merger after receiving notice from the United States Department of Justice (DOJ) that it would not challenge the merger after reviewing its competitive impact. Earlier this year, the merger also received clearance from the European Commission.

Delta today also announced the members of its new Board of Directors, effective immediately.  Delta Chairman of the Board Daniel Carp remains chairman while Northwest Chairman Roy Bostock becomes vice chairman.  Other directors will include seven from Delta’s Board – Richard Anderson, John S. Brinzo, Eugene I. Davis, David R. Goode, Paula Rosput Reynolds, Kenneth C. Rogers, and Kenneth B. Woodrow, and four from Northwest’s Board – John M. Engler, Mickey P. Foret, Rodney E. Slater and former Northwest CEO Douglas Steenland.  Delta had previously announced the structure of its new Board during the merger announcement last spring.

About Delta Air Lines

With its acquisition of Northwest Airlines, Delta Air Lines is now the world’s largest airline.  From its hubs in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Salt Lake City and Tokyo-Narita, Delta and its Northwest subsidiary offer service to more than 375 destinations worldwide in 66 countries and serve more than 170 million passengers each year.  Delta’s marketing alliances allow customers to earn and redeem either SkyMiles or WorldPerks on more than 16,000 daily flights offered by SkyTeam and other partners. Delta and its 75,000 worldwide employees are reshaping the aviation industry as the only U.S. airline to offer a full global network.  More information about the new Delta is available online at news.delta.com.

B-Roll Information and Satellite Coordinates

B-roll footage with sound bites from Richard Anderson and Ed Bastian and Delta and Northwest operations will be available via satellite. To access the B-roll feed via satellite, use the coordinates below.

Wednesday, Oct. 29, 2008

Feed time: 6-8 p.m. EDT

Coordinates:

DownLink:  11886.5000 V

Satellite/TR: HORIZONS 2 15K 74.05 degrees West

Symbol Rate: 6.1113

FEC: 3/4

Digital Info: 8.45

Thursday, Oct. 30, 2008

Feed time: 6-7 a.m. EDT

Coordinates:

DownLink:  11886.5000 V

Satellite/TR: HORIZONS 2 15K 74.05 degrees West

Symbol Rate: 6.1113

FEC: 3/4

Digital Info: 8.45

Forward-looking statements

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; competitive conditions in the airline industry; and our ability to achieve expected synergies from our merger with Northwest.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Form 10-Q for the quarterly period ended September 30, 2008. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of October 29, 2008, and which Delta has no current intention to update.

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